UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2017

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

7999 Gateway Blvd., Suite 300, Newark, California  94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment to the Audit Committee

On August 15, 2017, The Board of Directors (the “Board”) of Depomed, Inc. (the “Company”) appointed William T. McKee, a director of the Company, to serve on the Audit Committee of the Board, which is now comprised of Karen A. Dawes, Louis J. Lavigne, Jr., William T. McKee, and Peter D. Staple.

Appointments to the Compensation Committee

On August 15, 2017, The Board of Directors (the “Board”) of Depomed, Inc. (the “Company”) appointed James P. Fogarty, Louis J. Lavigne, Jr., and James L. Tyree directors of the Company, to serve on the Compensation Committee of the Board, which is now comprised of James P. Fogarty, Louis J. Lavigne, Jr., William T. McKee, Peter D. Staple, and James L. Tyree.

Appointments to the Nominating and Corporate Governance Committee

On August 15, 2017, The Board of Directors (the “Board”) of Depomed, Inc. (the “Company”) appointed Karen A. Dawes and James L. Tyree, directors of the Company, to serve on the Nominating and Corporate Governance Committee of the Board, which is now comprised of Karen A. Dawes, William T. McKee, and James L. Tyree.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Depomed, Inc. (the “Company”) held its Annual Meeting of Shareholders on August 15, 2017 to consider and vote on the following proposals: (i) the election of seven directors to hold office until the 2018 Annual Meeting of Shareholders (Proposal 1); (ii) to approve, on an advisory basis, the compensation of the Company’s named executive officers as more completely described in the Proxy Statement dated July 17, 2017 (Proposal 2); (iii) to indicate on an advisory basis, the preferred frequency of the advisory vote on the compensation of the Company’s named executive officers (Proposal 3); and(iv) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 4).

Proposal 1:  The shareholders of the Company elected seven directors to serve until the 2018 Annual Meeting of Shareholders and until their successors are elected and qualified.  The votes on Proposal 1 were as follows:

	Shares Voted For	Shares Voted Against	Abstain	Broker Non-Votes

James P. Fogarty	36,818,412	3,724,338	23,836	14,097,251
Karen A. Dawes	36,751,617	3,787,358	27,611	14,097,251
Arthur J. Higgins	36,656,732	3,887,146	22,708	14,097,251
Louis J. Lavigne, Jr.	36,464,410	4,072,188	29,988	14,097,251
William T. McKee	36,822,365	3,718,566	25,655	14,097,251
Peter D. Staple	37,107,274	3,430,542	28,770	14,097,251
James L. Tyree	36,806,849	3,729,447	30,290	14,097,251

Proposal 2: The shareholders of the Company approved, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the Proxy Statement dated July 14, 2017.  The votes on Proposal 2 were as follows:

For	35,537,389
Against	4,970,569
Abstain	58,628
Broker Non-Votes	14,097,251

Proposal 3:  The shareholders of the Company approved, on an advisory basis,”1 Year” as the preferred frequency of the advisory vote on the compensation of the Company’s executive offices as disclosed in the Proxy Statement dated July 14, 2017.  The votes on Proposal 3 were as follows:

1 Year	34,220,636
2 Years	54,496
3 Years	6,202,657
Abstain	88,797
Broker Non-Votes	14,097,251

The Board has adopted the shareholders recommendation.

Proposal 4:  The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.  The votes on Proposal 4 were as follows:

For	54,146,706
Against	355,636
Abstain	161,495

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: August 17, 2017	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel